Exhibit 99.7

FOR FURTHER INFORMATION:
AT THE COMPANY:	AT FINANCIAL RELATIONS BOARD:
Richard G. Smith	Leslie Loyet
Chief Financial Officer	Analyst Inquiries
Ph: (773) 380-6587	(312) 640-6672
FOR IMMEDIATE RELEASE
WEDNESDAY, JANUARY 16, 2008
DEERFIELD CAPITAL CORP. ANNOUNCES
FOURTH QUARTER PORTFOLIO CHANGES
CHICAGO, January 16, 2008 — Deerfield Capital Corp. (NYSE: DFR) today announced fourth quarter portfolio changes including the following:
•	Certain non-cash charges were recognized as of December 31, 2007 relating to specific residential mortgage-backed securities (RMBS) and asset-backed securities (ABS) totaling approximately $75.5 million and $14.6 million, respectively. These charges have no impact on book value as the amounts recognized in the income statement would have otherwise been reflected in our stockholder’s equity at year-end.

•	RMBS sales to reduce leverage and maintain adequate liquidity totaled $1.5 billion.

•	The company intends to carry the entire RMBS portfolio at fair value in 2008 with gains and losses recorded directly into earnings as a result of the company’s adoption of Financial Accounting Standard No. 159 (FAS 159) as of January 1, 2008.

•	A CDO subsidiary, Pinetree CDO Ltd. (Pinetree), was sold eliminating the previously reported difference between GAAP and economic book value which totaled $1.20 per share at September 30, 2007. The company’s original $12.0 million investment in Pinetree represented DFR’s only material equity exposure to subprime mortgage collateral.
RMBS Portfolio
Based on the continuation of unfavorable credit market conditions, and an evaluation of our intent and ability to hold RMBS in an unrealized loss position until recovery in value, the company has determined that certain available-for-sale RMBS are other-than-temporarily impaired. The impairment charge to earnings totaled approximately $75.5 million on approximately $3.4 billion of RMBS.
Since these investments are classified as available for sale, with unrealized gains and losses reflected in the other comprehensive income (OCI) section of stockholders’ equity, there is no impact on our December 31, 2007 book value from recognizing the unrealized loss through the consolidated income statement rather than recognizing the reduction in market value of the investments in OCI. In addition, the same $3.4 billion group of securities identified as other-than-temporarily impaired as of December 31,

2007 had unrealized losses totaling approximately $59.0 million at September 30, 2007 resulting in an incremental reduction in book value of approximately $16.5 million or $0.25 per common and preferred share during the fourth quarter. This charge does not reduce taxable income.
RMBS available-for-sale securities totaling approximately $1.5 billion were sold in the fourth quarter to reduce leverage and boost liquidity. A net gain of approximately $1.5 million was recognized upon sale. Recent developments in the market for many types of mortgage products, including RMBS, have resulted in reduced liquidity for these assets. Although this reduction in liquidity has been most acute with regard to nonprime assets, there has been an overall reduction in liquidity across the credit spectrum of mortgage products. While we believe our current financing sources and cash flows from operations are adequate to meet our ongoing liquidity needs for the short-term, our investment strategy continues to focus on maintaining appropriate liquidity until the current market conditions subside. Depending on market conditions, we may have to sell additional investments in the future in order to preserve the appropriate level of liquidity.
As a result of the company’s adoption of FAS 159 effective January 1, 2008, we plan to carry the entire RMBS portfolio and all swaps previously designated as a hedge at fair value with subsequent changes in fair value recorded directly into earnings.
ABS Portfolio
Certain asset-backed securities held in Pinetree, with an unpaid principal balance of approximately $26.6 million, have been identified as other-than-temporarily impaired based on updated cash flow projections, resulting in a charge to earnings of approximately $14.6 million. Similar to the RMBS charge, since these investments are classified as available for sale, with unrealized gains and losses reflected in the OCI section of stockholders’ equity, there is no impact on our December 31, 2007 book value from recognizing the unrealized loss through the consolidated income statement rather than recognizing the reduction in market value of the investments in OCI. This charge does not reduce taxable income.
Sale of CDO Subsidiary
Pinetree was sold for a nominal amount in the fourth quarter of 2007 generating a gain on sale of approximately $3.0 million. This transaction also eliminates the previously reported difference between GAAP and economic book value that totaled $1.20 per share at September 30, 2007, as uneconomic losses in excess of the company’s investment in this entity will no longer be recognized in stockholders equity.
The company is providing the above information in light of recent market developments. The company’s annual report on Form 10-K for the year ended December 31, 2007 will contain additional information regarding our portfolios.
The company expects that as market conditions continue to evolve, the fair value of its investments will frequently change. Given these anticipated fluctuations, we do not intend to update the information provided in this release until our fourth quarter 2007 earnings announcement, except as required by applicable securities laws. Investors also should not expect us to provide information about the results of future quarters in advance of scheduled quarterly earnings announcement dates.

About the Company
Deerfield Capital Corp.
DFR is a real estate investment trust (REIT) with approximately a $7.0 billion investment portfolio as of January 1, 2008. Our portfolio is comprised primarily of fixed income investments, including mortgage-backed securities, (MBS), and corporate debt. In addition, through our subsidiary Deerfield Capital Management LLC (DCM), we managed approximately $14.5 billion of client assets, including government securities, corporate debt, MBS, commercial real estate and ABS as of January 1, 2008. We have elected to be taxed as a REIT for federal income tax purposes, and intend to continue to operate so as to qualify as a REIT. Our objective is to provide attractive returns to our investors through a combination of dividends and capital appreciation. We intend to invest opportunistically to construct an investment portfolio that we expect will achieve attractive risk-adjusted returns and to generate third-party management fee streams through our ownership of DCM.
We had been externally managed by DCM since the commencement of our business in December 2004. On December 17, 2007, we entered into a merger agreement to acquire Deerfield & Company LLC (Deerfield), the parent company of DCM. We completed the merger on December 21, 2007, at which time each of Deerfield and DCM became our indirect wholly owned subsidiaries and we became internally managed. Our principal executive offices are located at 6250 N. River Road, 9th Floor, Rosemont, Illinois 60018, and our telephone number is (773) 380-1600.
Deerfield Capital Management LLC
DCM is our indirect wholly owned subsidiary and is a Chicago-based, SEC-registered investment adviser. DCM is dedicated to serving the needs of investors by providing a variety of investment opportunities including investment funds, structured vehicles and separately managed accounts. The Deerfield organization commenced investment management operations in 1993. As of January 1, 2008, DCM managed approximately $14.5 billion of client funds and had approximately 130 employees, including investment professionals specializing in government securities, corporate debt, MBS, commercial real estate and ABS. DCM utilizes a variety of strategies including fundamental credit analysis, duration management, yield curve arbitrage and basis spread techniques in managing a broad range of financial debt instruments on behalf of its clients.
* * Notes to Follow * *

NOTES TO PRESS RELEASE
     Certain statements in this press release and the information incorporated by reference herein are forward-looking as defined by the Private Securities Litigation Reform Act of 1995. These include statements as to such things as future capital expenditures, growth, business strategy and the benefits of the merger of Deerfield Capital Corp. (DFR) with Deerfield (the “Merger”), including future financial and operating results, cost savings, enhanced revenues and the accretion/dilution to reported earnings that may be realized from the Merger as well as other statements of expectations regarding the effect of the Merger and any other statements regarding future results or expectations. Forward-looking statements can be identified by forward looking language, including words such as “believes,” “anticipates,” “expects,” “estimates,” “intends,” “may,” “plans,” “projects,” “will” and similar expressions, or the negative of these words. Such forward-looking statements are based on facts and conditions as they exist at the time such statements are made. Forward-looking statements are also based on predictions as to future facts and conditions the accurate prediction of which may be difficult and involve the assessment of events beyond DFR’s control. The forward-looking statements are further based on various operating assumptions. Caution must be exercised in relying on forward-looking statements. Due to known and unknown risks, actual results may differ materially from expectations or projections. DFR does not undertake any obligation to update any forward-looking statement, whether written or oral, relating to matters discussed in this press release, except as may be required by applicable securities laws.
     The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements:
     Relating to the Merger:
•	DFR’s ability to integrate the businesses of DFR and Deerfield successfully and the amount of time and expense spent and incurred in connection with the integration;

•	the ability to realize the economic benefits that DFR anticipates as a result of the Merger;

•	failure to uncover all risks and liabilities associated with acquiring DCM;

•	federal income tax liability as a result of owning Deerfield and DCM through taxable real estate investment trust, or REIT, subsidiaries and the effect of DFR’s acquisition of Deerfield on its ability to continue to qualify as a REIT;

•	the impact of owning Deerfield on DFR’s ability to rely on an exemption from registration under the Investment Company Act of 1940, as amended, or the 1940 Act;

•	the limitations or restrictions imposed on DCM’s investment and management services as a result of DFR’s ownership of DCM;

•	the impact of the issuance of approximately $74 million of two series of Senior Secured Notes as partial consideration for the Merger, including its impact on DFR’s liquidity, ability to raise additional capital and financial condition;

•	the impact of the issuance of the Series A Preferred Stock in connection with the Merger, including the restrictive covenants set forth therein, and its conversion into common stock if approved by DFR’s stockholders, which may include dilution of the ownership of DFR’s common stock negatively impacting its market price; and

•	the impact of the failure to convert the Series A Preferred Stock, which includes our continued obligation to make preferential dividends in the minimum amount of approximately $7.5 million per year; a minimum redemption payment obligation of approximately $150.0 million upon the earlier of a change in control or December 20, 2014; and an inability to issue capital stock on parity with, or senior to, the Series A Preferred Stock without consent of 80% of the outstanding shares of Series A Preferred Stock.
     Relating to our business generally:
•	loss of key personnel, some of whom are not bound by employment agreements;

•	changes in REIT qualification requirements, making it difficult for DFR to conduct its investment strategy, and failure to maintain its qualification as a REIT;

•	rapid changes in market value of RMBS and other assets, making it difficult for DFR to maintain its REIT qualification or 1940 Act exemption;

•	changes in investment strategy;

•	adverse changes in accounting principles, tax law, or legal/regulatory requirements;

•	changes in the general economy or debt markets in which DFR invests;

•	effects of the current dislocation in the sub-prime mortgage sector and the weakness in the mortgage market generally;

•	failure to comply with applicable laws and regulations;

•	limitations and restrictions contained in instruments and agreements governing indebtedness and preferred stock, including the Series A Preferred Stock;

•	ability to raise additional capital and secure additional financing;

•	ability to continue to issue collateralized debt obligation, or CDO, vehicles, which can provide DFR with attractive financing for debt securities investments;

•	effects of CDO financings on cash flows;

•	increases in borrowing costs relative to interest received on assets;

•	ability to structure long-term incentives and retain key employees;

•	liability resulting from actual or potential future litigation;

•	the costs, uncertainties and other effects of legal and administrative proceedings;

•	the costs and effects of the current SEC investigation involving DFR and DCM into certain practices associated with the offer, purchase or sale of CDOs, Real Estate Mortgage Investment Conduits (REMICs) and the creation of re-REMICS;

•	competition and the impact of competition; and

•	actions of domestic and foreign governments and the effect of war or terrorist activity.
     Relating to the DFR investment portfolio:
•	higher or lower than expected prepayment rates on the mortgages underlying DFR’s mortgage securities holdings;

•	DFR’s inability to obtain favorable interest rates, margin or other terms on the financing that is needed to leverage DFR’s mortgage securities and other positions;

•	increased rates of default on DFR’s investment portfolio (which risk rises as the portfolio seasons), and decreased recovery rates on defaulted loans;

•	flattening or inversion of the yield curve (short term interest rates increasing at a greater rate than longer term rates), reducing DFR’s net interest income on its financed mortgage securities positions;

•	DFR’s inability to adequately hedge its holdings sensitive to changes in interest rates;

•	narrowing of credit spreads, thus decreasing DFR’s net interest income on future credit investments (such as bank loans);

•	widening of mortgage spreads relative to swaps or treasuries, in a rising rate environment, leading to a decrease in the value of DFR’s mortgage portfolio resulting in higher counterparty margin calls and decreased liquidity;

•	concentration of investment portfolio in adjustable rate RMBS;

•	effects of leverage and indebtedness on portfolio performance;

•	effects of investing in debt of middle market companies;

•	effects of defaults or terminations under repurchase transactions;

•	illiquid nature of certain of the assets in the investment portfolio;
     Relating to the business of Deerfield and DCM:
•	significant reductions in DCM’s client assets under management (which would reduce DCM’s advisory fee revenue) due to such factors as weak performance of its investment products (either on an absolute basis or relative to its competitors or other investment strategies), substantial illiquidity or price volatility in the fixed income instruments that DCM trades, loss of key portfolio management or other personnel (or lack of availability of additional key personnel if needed for expansion), reduced investor demand for the types of investment products DCM offers, loss of investor confidence due to adverse publicity, redemption of hedge fund investments by investors therein, withdrawal of money from separate managed accounts and non-renewal or early termination of investment management agreements;

•	pricing pressure on the advisory fees that DCM can charge for its investment advisory services;

•	difficulty in increasing assets under management, or efficiently managing existing assets, due to market-related constraints on trading capacity, inability to hire the necessary additional personnel or lack of potentially profitable trading opportunities;

•	DCM’s removal as investment advisor of one or more of the CDO vehicles or other accounts DCM manages, or the reduction in DCM’s CDO management fees because of payment defaults by issuers of the underlying collateral or the triggering of certain structural protections built into CDOs;

•	changes in CDO spreads making it difficult or impossible for DCM to launch new CDOs;

•	DCM’s dependence on third party distribution channels to market its CDOs;

•	liability relating to DCM’s failure to comply with investment guidelines set by its clients; and

•	changes in laws, regulations or government policies affecting DCM’s business, including investment management regulations and accounting standards.
     These and other factors that could cause DFR’s actual results to differ materially from those described in the forward-looking statements are set forth in DFR’s annual report on Form 10-K for the year ended December 31, 2006 and DFR’s other public filings with the SEC and public statements by DFR. Readers of this press release are cautioned to consider these risks and uncertainties and not to place undue reliance on any forward-looking statements.